UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

CLST HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 S. Royal Lane, Coppell, Texas 75019

(Address of principal executive offices)         (Zip Code)

(972) 462-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On April 9, 2007, CLST-NAC, Ltd. (“Employer”), a wholly-owned subsidiary of CLST Holdings, Inc., formerly known as CellStar Corporation (the “Company”),  entered into an employment agreement with Sherrian Gunn, whereby Ms. Gunn agreed to remain employed by Employer to provide wind-down services to the Company in connection with the dissolution and liquidation of the Company following the closing of the sale (the “U.S. Sale”) of the Company’s U.S. and Miami-based Latin American operations to wholly-owned subsidiaries of Brightpoint, Inc.  Pursuant to the terms of the agreement, Ms. Gunn will continue her employment with the Company for twelve months, which may be extended by mutual agreement of the parties.  In addition, Ms. Gunn is entitled to certain compensation following termination without cause by Employer, or upon her resignation following a change in control of the Company, as such term is defined in the agreement.  Ms. Gunn is also entitled to receive a closing bonus upon completion of the term, plus one extension of the term, if necessary.

The foregoing description of the employment agreement is not complete and is qualified in its entirety by reference to the employment agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2007, Michael J. Farrell resigned as President, Chief Executive Officer, Chief Administrative Officer and Treasurer of the Company.  Also on April 9, 2007, Juan Martinez Jr. resigned as Vice President, Corporate Controller.   Mr. Farrell and Mr. Martinez resigned in connection with the closing of the U.S. Sale.

Following Mr. Farrell’s resignation, on April 9, 2007, Sherrian Gunn was named President and Chief Executive Officer of the Company.  Ms. Gunn, who is 51 years old, joined the Company in 2001 as Controller — U.S. Region.  In August of 2002, she was given the title of Director of Investor Relations, and in January of 2006, she was promoted to Vice President, Investor Relations and Treasury.  Prior to joining the Company, Ms. Gunn held various positions with Johnson & Johnson Medical Inc., a subsidiary of Johnson & Johnson, including Operations Controller and Financial Controller.

There is no arrangement or understanding between Ms. Gunn and any other person concerning her above-described appointment.  There are no family relationships between Ms. Gunn and any other director, officer or nominee of the Company.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement, dated April 9, 2007, by and between CLST-NAC, Ltd. and Sherrian Gunn.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLSTAR CORPORATION

	By:	/s/ Sherrian Gunn
Date: April 13, 2007	Sherrian Gunn President and Chief Executive Officer

Exhibit Index

Exhibit	Description
EX-10.1	Employment Agreement, dated April 9, 2007, by and between CLST-NAC, Ltd. and Sherrian Gunn.